GUIDELINES FOR CERTIFICATION OF TAXPAYER IDENTIFICATION
                  NUMBER ON SUBSTITUTE FORM W-9


Guidelines for Determining the Proper Identification Number to Give the Payer. - Social Security numbers have nine digits separated by two hyphens: i.e. 000-00-0000. Employer identification numbers have nine digits separated by only one hyphen: i.e. 00-0000000. The table below will help determine the number to give the payer.

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---------------------------------
                     Give the
For this type        SOCIAL
of account:          SECURITY
                     number of -
---------------------------------

1. An individual's  The individual
   account
2. Two or more      The actual
   individuals      owner of
   (joint account)  the
                    account
                    or, if
                    combined
                    funds, the
                    first
                    individual
                    on the
                    account1
3. Husband and      The actual
   wife (joint      owner of
   account          the
                    account
                    or, if
                    joint
                    funds, the
                    first
                    individual
                    on the
                    account1
4. Custodian        The minor2
   account of
   a minor
   (Uniform
   Gift to
   Minors
   Act)
5. Adult and        The adult or,
   minor            if the minor
   (joint           is the only
   account)         contributor,
                    the minor1


6. Account in the   The ward,
   name of          minor, or
   guardian of      incompetent
   committee for    person3
   a designated
   ward, minor,
   or incompetent
   person
7. a The usual      The
     revocable      guarantor-
     savings        trustee1
     trust account
     (grantor is
     also trustee)
   b So-called       The
     trust account   actual
     that is not a   owner1
     legal or valid
     trust under
     State law
8. Sole              The
   proprietorship    owner4
   account

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-------------------------------------

For this type         Give the
of account:           EMPLOYER
                      IDENTIFICATION
                      number of -
--------------------------------------

9. A valid trust      Legal entity (Do
   estate, or         not furnish the
   pension trust      identifying number
                      of the personal
                      representative
                      or trustee unless
                      the legal entity
                      itself is not
                      designated in the
                      account title.)5
10. Corporate         The corporation
    account
11. Association,      The organization
    club,
    religious,
    charitable,
    educational,
    or other
    tax-exempt
    organization
12. Partnership        The partnership
    account
    held in the
    name of the
    business
13. A broker or        The broker of
    registered         nominee
    nominee
14. Account with       The public
    the Department     entity
    of Agriculture
    in the name
    of a public
    entity (such
    as a state
    or local
    government,
    school district,
    or prison)
    that receives
    agricultural
    program
    payments

--------------------------------
1 List first and circle the name of the person whose number you furnish.
2 Circle the minor's name and furnish the minor's social security number.
3 Circle the ward's, minor's or incompetent person's name and furnish such person's social security number.
4 Show the name of the owner.
5 List first and circle the name of the legal trust, estate, or pension trust.
NOTE: If no name is circled when there is more than one name, the number will be considered to be that of the first name listed.

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     GUIDELINES FOR CERTIFICATION OF TAXPAYER IDENTIFICATION
                 NUMBER ON SUBSTITUTE FORM W-9
                          PAGE 2

OBTAINING A NUMBER
If you don't have a taxpayer identification number or you don't know your number, obtain Form SS-4, Application for Social Security Number Card, or Form SS-4, Application for Employer Identification Number, at the local office of the Social Security Administration of the Internal Revenue Service
(IRS) and apply for a number.

PAYEES AND PAYMENTS EXEMPT FROM BACKUP WITHHOLDING.-The following is a list of payees exempt from backup withholding and for which no information reporting is required.  For interest and dividends, all listed payees are exempt except item (9).
For broker transactions, payees listed in (1) through (13), and
a	person registered under the Investment Advisers Act of 1940
who regularly acts as a broker are exempt. Payments subject to reporting under sections 6041 and 6041A are generally exempt from backup withholding only if made to payees described in items (1) through (7), except that a corporation that provides medical and health care services or bills and collects payments for such services is not exempt from backup withholding or information reporting:
(1)  A corporation.
(2)  An organization exempt
    	from tax under section
	    501(a), or an individual
     retirement plan (IRA), or a custodial account under
	    403(b)(7).
(3)  The United States or
     any of its agencies or instrumentalities.
(4)  A state, the District
    	of Columbia, a possession of
	    the United States, or any of
	    their political subdivisions
    	or instrumentalities.
(5)  A foreign government or
	    any of its political
     subdivisions, agencies or instrumentalities.
(6)  An international
	    organization or any of its
	    agencies or
	    instrumentalities.
(7)  A foreign central bank of
     issue.
(8)  A dealer in securities
    	or commodities required to
	    register in the U.S. or a
	    possession of the U.S.
(9)  A futures commission
     merchant registered with the
     Commodity Futures Trading Commission.
(10) A real estate
	    investment trust.
(11) An entity registered at
    	all times during the tax
	    year under the Investment
	    Company Act of 1940.
(12) A common trust fund
	    operated by a bank under
	    section 584(a).
(13) A financial
	    institution.
(14) A middleman known in
	    the investment community as
	    a nominee or listed in the
	    most recent publication of
	    the American Society of
	    Corporate Secretaries, Inc.,
	    Nominee List.
(15) A trust exempt from tax
    	under section 664 or
	    described in section 4947.
Payments of dividends and patronage dividends not generally subject to backup withholding also include the following:
  -  Payments to non resident
     aliens subject to withholding
     under section 1441.
  -  Payments to partnerships not
     engaged in a trade or
     business in the U.S. and
     which have at least one
     nonresident partner.
  -  Payments of patronage
     dividends not paid in money.
  -  Payments made by certain
     foreign organizations.
Payments of interest not generally subject to backup withholding including the following:
   -  Payments of interest on
      obligations issued by
      individuals.
      NOTE: You may be subject to
      backup withholding if this
      interest is $600 or more and
      is paid in the course of the
      payer's trade or business and
      you have not provided your
      correct taxpayer
      identification number to the
      payer.
   -  Payments of tax-exempt
      interest (including exempt
      interest dividends under
      section 852).
   -  Payments described in section
      6049(b)(5) to nonresident
      aliens.
   -  Payments on tax-free covenant
      bonds under section 1451.
   -  Payments made by certain
      foreign organizations.
   -  Mortgage interest paid by
      you.
Exempt payees described above should complete substitute Form
W-9 to avoid possible erroneous backup withholding.  FILE THIS
FORM WITH THE PAYER, FURNISH YOUR TAXPAYER IDENTIFICATION
NUMBER IN PART 1, WRITE "EXEMPT" ON THE FACE OF THE
FORM, AND SIGN AND DATE THE FORM.
Payments that are not subject to information reporting are also not subject to backup withholding. For details, see the regulations under sections 6041, 6041A(a), 6042, 6044, 6049, 6050A, and 6050N.

PRIVACY ACT NOTICE.-Section 6109 requires you to furnish your correct taxpayer identification number (TIN) to persons who must file information returns with IRS to report interest, dividends, and certain other income paid to you, mortgage interest you paid, the acquisition or abandonment of secured property, or contributions you made to an individual retirement arrangement (IRA).
IRS uses the numbers for identification purposes and to help verify the accuracy of your tax return. You must provide your TIN whether or not you are required to file a tax return. Payers must generally withhold 20% of taxable interest, dividend, and certain other payments to a payee who does not furnish a TIN to a payer. Certain penalties may also apply.

PENALTIES

(1) PENALTY FOR FAILURE TO FURNISH TAXPAYER IDENTIFICATION NUMBER.- If you fail to furnish your correct taxpayer identification number to a payer, you are subject to a penalty of $50 for each such failure unless your failure is due to reasonable cause and not to willful neglect.
(2) FAILURE TO INCLUDE CERTAIN ITEMS ON YOUR TAX RETURN.-
If you fail to include property on your tax return certain items reported to IRS, such failure will be treated as being due to negligence and will be subject to a penalty of 5% on any portion of an underpayment of tax attributable to that failure unless there is clear and convincing evidence to the contrary.
(3) CIVIL PENALTY FOR FALSE INFORMATION WITH RESPECT TO WITHHOLDING.- If you make a false statement with no reasonable basis that results in no imposition of backup withholding, you are subject to a penalty of $500.
(4) CRIMINAL PENALTY FOR FALSIFYING INFORMATION.-Willfully falsifying certifications or affirmations may subject you to criminal penalties including fines and/or imprisonment.

FOR ADDITIONAL INFORMATION CONTACT YOUR TAX CONSULTANT OR
THE INTERNAL REVENUE SERVICE



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